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                                                                    Exhibit 99.1


                               THIRD AMENDMENT TO
                      AGREEMENT AND PLAN OF REORGANIZATION

        THIS THIRD AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION (this "Amendment") is entered into as of February 9, 2001, by and among Caldera Systems, Inc., a Delaware corporation including for all purposes Caldera Surviving Corporation, ("Caldera"), Caldera International, Inc., a Delaware corporation ("Newco") and The Santa Cruz Operation, Inc., a California corporation ("SCO").

                                    RECITALS

               A. On August 1, 2000, Caldera, Newco and SCO entered into an Agreement and Plan of Reorganization, which was amended on September 13, 2000 and December 12, 2000 (as amended, the "Agreement") which all parties to the Agreement wish to further amend pursuant to the terms and conditions of this Amendment.

               B. All terms not otherwise defined herein shall have the meanings set forth in Section 13.15 of the Agreement.

               NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

        1. The introductory sentence of Section 1.3(a) of the Agreement is hereby replaced with the following text:


               (a) Issuance of Newco Common Stock. At the times set forth below, and subject to the terms and conditions of this Agreement, Newco will, in consideration for the contribution and transfer of the Contributed Stock and Contributed Assets to Newco as contemplated by this Agreement, perform the following:

        2. Section 1.3(a)(i) of the Agreement is hereby replaced with the following text:


                      (i)    Consideration.

                             (A) At the Effective Time, Newco shall (i) issue to
SCO that number of issued, fully paid and nonassessable shares of Newco Common Stock equal to the sum of 16 million shares less the Escrow Shares issued to SCO and placed directly into escrow by Caldera pursuant to Section 1.3(b) below (but not less any shares issuable pursuant to options granted or assumed pursuant to 1.3(a)(iii)), with the number of shares to be appropriately adjusted in the event of any Caldera stock split, stock combination, reclassification or other similar capital change (the "First SCO Certificate"), (ii) pay SCO cash consideration equal to twenty-three million dollars ($23,000,000) (the "Cash Consideration"), by the combination of a wire transfer of immediately available funds and the cancellation of SCO's then outstanding indebtedness to Caldera and
(iii) issue to SCO a non-interest bearing, secured promissory note (the "Secured Note") in the amount of $8 million (subject to certain rights of setoff as provided
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therein), secured by the assets of the OpenServer Business, and in the form attached as Exhibit 1.3(a)(1).

                             (B) During the three year period (the "Earn-out
Period") beginning with the first, full Caldera Fiscal Quarter following the Effective Time (provided that if the Effective Time falls within the first five days of any Caldera Fiscal Quarter, then the Earn-out Period shall begin with such Caldera Fiscal Quarter), SCO shall be entitled to receive from Newco on each Earn-out Payment Date 45% of the amount by which OpenServer Revenue for the prior four full Caldera Fiscal Quarters is higher than the cumulative Earn-out Thresholds for such periods (such amount, an "Earn-out Amount"). Notwithstanding the intention of this provision that the parties shall share in the future revenue of the OpenServer Business as operated by Newco, such operation of the OpenServer Business shall be in Newco's sole discretion, and Newco shall be under no obligation to provide any minimum level of support to the OpenServer Business.

      3. Section 1.3(b) is hereby replaced in its entirety with the following text:

               (b) Escrow. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 10 and the Escrow Agreement, a form of which is attached as Exhibit 1.3(b) (the "Escrow Agreement"), Caldera shall deliver to the Escrow Agent on behalf of SCO a certificate representing one million six hundred thousand (1,600,000) shares of Newco Common Stock (the "Escrow Shares"). The Escrow Shares distributed to the Escrow Agent shall be held in escrow and shall be available to transfer to Caldera for certain damages as provided in Section 10. To the extent not transferred to Caldera for such damages, the Escrow Shares shall be released to SCO, all as provided in Section 10 and the Escrow Agreement.

        4. Section 1.4(b)(i)(B) is hereby amended by adding the following phrase to the end of such section:

                      ", except for rights associated with the Commit Transaction Receivables"

        5. Section 1.4(b)(i) is hereby amended by adding the following sentence to the end of such section:

                      Notwithstanding Sections 1.4(b)(i)(A)-(C), Newco's continued use of certain Excluded Assets as part of UnixWare and OpenServer, and sale of certain unbundled and bundled products including certain Excluded Assets, is set forth in Exhibit 1.4(b)(i).

        6. A new Section 1.4(c)(i)(D) is hereby added to the Reorganization
Agreement:

                      (D) all Liabilities relating to Commit Transaction Receivables.

        7. Section 4.2 of the Agreement is hereby amended by adding to the end of such section the following:


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                      "Without limiting the foregoing, SCO shall be required to
budget at least (and shall not be required to budget more than) $21.4 million for the maintenance of the Group Business during the three month period ended March 31, 2001, of which amount, $1.9 million shall be applied specifically to SCO's professional services line of business. If the Effective Time has not occurred prior to March 31, 2001, then SCO shall be required to budget an amount for the three month period ended June 30, 2001 to be agreed by the parties at such time and which shall be commensurate with historical expenses to revenue ratios.

        8. Sections 4.12, 4.24 and 5.14 are hereby deleted in their entirety.
Exhibit 4.12 is also deleted in its entirety.

        9. A new Section 5.20 shall be added as follows:

               5.20 Reimbursement for Pre-paid Commissions and Royalties. During the period beginning on the Effective Time and ending on the one year anniversary of the Effective Time, Newco shall, on a quarterly basis, reimburse SCO for any sales commissions or royalties previously paid by SCO that relate to Commit Transaction Receivables that are actually collected by Newco during such period.

        10. All references in Section 8.1 to "February 28, 2001" are hereby replaced with "May 31, 2001", and the reference to "March 31, 2001" in such section is hereby replaced with "June 30, 2001".

        11. Section 8.4(a)(i) is hereby replaced in its entirety with the following text:

                      (i) If this Agreement is terminated by Caldera pursuant to
Section 8.1(i), then SCO shall promptly pay to Caldera (by wire transfer or cashier's check) a nonrefundable fee equal to five hundred sixty thousand (560,000) multiplied by the average closing price of the Caldera Common Stock for the ten (10) days following the public announcement of this Agreement (the "Termination Fee") within two (2) business days following delivery of the notice of termination by Caldera pursuant to Section 8.2;

        12. Section 10.1 is hereby replaced in its entirety with the following text:

                      Escrow Fund. In accordance with Section 1.3(b) hereof, Caldera shall deliver to the Escrow Agent one million six hundred thousand (1,600,000) shares of Newco Common Stock (the "Escrow Fund"). The Escrow Fund shall be held by the Escrow Agent for a period of one year from the Effective Time pursuant to the terms set forth in the Escrow Agreement. The Escrow Fund shall be available to compensate Caldera Surviving Corporation and Newco pursuant to the Indemnification obligations of SCO.

        13. Section 10.4 is hereby replaced in its entirety with the following text:

                      Limitations on Indemnification. SCO shall not have any liability under this Section 10 unless the aggregate amount of Loss attributable exceeds $1,000,000, and, in such event, SCO shall be required to pay the entire amount of such Loss from the first dollar thereof. SCO shall not have liability for any Loss in excess of the amount determined by multiplying (i) one million six hundred thousand (1,600,000) by (ii) the Caldera Closing Price,


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except that as such Losses relate to the SCO IP Rights, SCO shall not have liability for any Loss in excess of the amount determined by multiplying (i) eight million (8,000,000) by (ii) the Caldera Closing Price. Notwithstanding the preceding sentence, there shall be no limitations on liability pursuant to this
Section 10 relating to intentional fraud or misrepresentation by SCO.

        14. Current Exhibit 1.4(b) of the Agreement is hereby amended and replaced in its entirety with Attachment A.

        15. Current Exhibit 13.15A of the Agreement, the Contributed Assets, is hereby amended to have added to it the contents of Attachment B to this Amendment.

        16. Current Exhibit 13.15B of the Agreement, the Contributed Contracts, is hereby amended to have added to it the contents of Attachment C to this Amendment.

        17. Current Exhibit 13.15D of the Agreement, the Group Products, is hereby amended to have added to it the contents of Attachment D to this Amendment.

        18. Current Exhibit 13.15E of the Agreement, the Permitted Encumbrances, is hereby amended to have added to it the contents of Attachment E to this Amendment.

        19. The definition for "Contributed Assets" contained in Section 13.15 is hereby replaced in its entirety with the following text:


               "Contributed Assets" shall mean (i) those assets, including real property assets, that are owned, leased or licensed by the Contributing Companies that are (A) listed on Exhibit 13.15A attached hereto, (B) Intellectual Property Rights used in the production, development, support or marketing of the Group Products or (C) used in the Group Business, (ii) all Commit Transaction Receivables and (iii) all Contributed Contracts to which any of the Contributing Companies is a party, but in all cases excluding the Excluded Assets.

        20. The following definitions are hereby added to Section 13.15:

               "Caldera Fiscal Quarter" shall mean any three-month period ending on any of the following days of the year: October 31, January 31, April 30 or July 31.

               "Commit Transaction Receivables" shall mean that portion of accounts receivable arising from transactions involving Group Products for which a contractual right to payment or true up is not yet due SCO at the Effective Time. By way of example, and to the parties current knowledge, Exhibit 13.15F reflects the Commit Transaction Receivables that would exist if the Effective Time were as of the date hereof.

               "Earn-out Amount" is defined in Section 1.3(a)(1)(B).

               "Earn-out Payment Date" means the 45th day following each of the fourth, the eighth and the twelfth full Caldera Fiscal Quarters following the Effective Time.

               "Earn-out Period" is defined in Section 1.3(a)(1)(B).


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               "Earn-out Threshold", with respect to any particular Caldera
Fiscal Quarter, shall be as set forth on Exhibit 13.15G.

               "OpenServer Business" means the business of SCO and its direct and indirect subsidiaries with respect to the OpenServer Products, including without limitation the business of developing, manufacturing, marketing, licensing, distributing, using, operating, installing, servicing, supporting, maintaining, repairing or otherwise using or commercially exploiting the OpenServer Products; provided, however, that the OpenServer Business shall in no way include any other line of business of Newco, notwithstanding that such other line of business may incorporate OpenServer kernel or library code that implements less than 15% of the OpenServer Application Binary Interfaces.

               "OpenServer Products" means all software, development tools, compilers, libraries, driver kits, utilities, and the operating system software and other products in whole or in part based on or developed from or for the AT&T Unix System V version 3.2 kernel and any successor to that kernel, including the kernel, the code base, the application program interfaces, the application binary interfaces, derivative works thereof, and those products offered under the names or marks "Appliance Server", SCO Admin, SCO OpenServer Enterprise System, SCO OpenServer Host System, SCO OpenServer Internet FastStart System, or SCO OpenServer Desktop System, SCO Virtual Disk Manager, SCO Doctor, SCO ARCserve/Open, SCO Merge, SCO OpenServer SMP(TM) Licenses, SCO PPP from Morning Star, SCO Internet Security Package, SCO Internet to NetWare Gateway, and Interscan VirusWall, and all successors, upgrades, enhancements, releases, new versions, and updates to any of the above that have been developed or acquired by the Contributing Companies as of the Effective Time.

               "OpenServer Revenue" shall mean all revenue relating to the OpenServer Business, less product returns and provisions for bad debt.

               "Secured Note" is defined in Section 1.3(a)(1)(A).

        21. The definitions for "Caldera Percentage Interest" and "SCO Percentage Interest" found in Section 13.15 are deleted in their entirety.



                           [SIGNATURE PAGE TO FOLLOW]


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               IN WITNESS WHEREOF, the parties hereto have executed this
Amendment to Agreement and Plan of Reorganization as of the date first above written.


                                 THE SANTA CRUZ OPERATION, INC.
                                 a California corporation


                                 By:    /s/ Douglas Michels
                                        -------------------------------------
                                        Douglas Michels
                                        President and Chief Executive Officer


                                 CALDERA SYSTEMS, INC.
                                 a Delaware corporation


                                 By:    /s/ Ransom Love
                                        -------------------------------------
                                        Ransom Love
                                        Chief Executive Officer


                                 CALDERA INTERNATIONAL, INC.
                                 a Delaware corporation

                                 By:    /s/ Ransom Love
                                        -------------------------------------
                                        Ransom Love
                                        Chief Executive Officer


          [SIGNATURE PAGE TO AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION]


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